Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”) to that certain Agreement and Plan of Merger dated July 15, 2020 (the “Agreement”), is made and entered into as of August 26, 2020, by and among Fortress Value Acquisition Corp., a Delaware corporation (“Parent”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of Parent (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“SNR Merger LLC” and, together with MPMO Merger Corp., SNR Merger Company and MPMO Merger LLC, the “Merger Subs”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR” and, together with MPMO, each a “Company” and collectively, the “Companies”). Each of the Parent, the Merger Subs and the Companies shall individually be referred to herein as a “Party” and, collectively, the “Parties”. Capitalized terms used, but not defined herein, shall have the meanings given to such terms in the Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Agreement.

WHEREAS, in accordance with Section 10.13 of the Agreement, the Parties to the Agreement desire to amend certain terms of the Agreement as set forth in this Amendment;

WHEREAS, the Parent Board has (i) determined that it is in the best interests of Parent and its stockholders and declared it advisable to enter into this Amendment, and (ii) resolved to recommend the adoption of the Agreement, as amended by this Amendment, by the stockholders of Parent;

WHEREAS, the board of managers of MPMO has (i) determined that it is in the best interests of MPMO and the MPMO Unitholders and declared it advisable to enter into this Amendment, and (ii) resolved to recommend the adoption of the Agreement, as amended by this Amendment, by the MPMO Unitholders; and

WHEREAS, the board of managers of SNR has (i) determined that it is in the best interests of SNR and the SNR Unitholders and declared it advisable to enter into this Amendment, and (ii) resolved to recommend the adoption of the Agreement, as amended by this Amendment, by the SNR Unitholders.

NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendment to the Merger Agreement. Effective as of the date of this Amendment, the following provisions of the Agreement shall be amended as follows:

a.	Exhibit H to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

b.	Section 3.1(d) of the Agreement is hereby deleted and replaced in its entirety with the following:

In the event that there is an agreement with respect to a Parent Sale entered into after the Closing and prior to the date that is ten (10) years following the Closing Date, the First Earnout Achievement Date shall be deemed to occur on the day prior to the closing of such Parent Sale if the per share value of consideration paid for each share of Parent Stock in such Parent Sale is equal to or in excess of $18.00, and the Second Earnout Achievement Date shall be deemed to occur on the day prior to the closing of such Parent Sale if the per share value of consideration paid for each share of Parent Stock in such Parent Sale is equal to or in excess of $20.00 (in each case, to the extent such Parent Stock has not previously been issued) and Parent shall issue the Parent Stock issuable pursuant to Section 3.1(a) and Section 3.1(b) on the date prior to the closing of such Parent Sale (in each case, to the extent such Parent Stock has not previously been issued). To the extent the per share value of consideration paid for each share of Parent Stock in such Parent Sale includes contingent consideration or property other than cash, the Parent Board shall determine, in good faith, the per share value of consideration paid for each share of Parent Stock in such Parent Sale and any equitable adjustment required in respect of any unissued Earnout Shares.

c.	The first sentence of Section 7.1(a) of the Agreement is hereby replaced in its entirety with the following:

As promptly as reasonably practicable following the date of this Agreement, Parent shall use reasonable best efforts to prepare and, subject to receipt by Parent from the Companies of all information relating to the Companies as required pursuant to Section 7.1(b), file with the SEC, in preliminary form, a registration statement on Form S-4 in connection with the transactions contemplated hereby (as amended or supplemented, the “S-4 Registration Statement / Proxy Statement”) (it being understood that the S-4 Registration Statement / Proxy Statement shall include a proxy statement / prospectus for the purpose of soliciting the MPMO Unitholder Approval and the SNR Unitholder Approval, and for the purpose of soliciting proxies from the shareholders of Parent at the Special Meeting to adopt and approve the Parent Stockholder Matters and other matters reasonably related to the Parent Stockholder Matters, all in accordance with and as required by Parent Organizational Documents, applicable Legal Requirements and any applicable rules and regulations of the SEC and NYSE), in which Parent shall: (i) provide Parent’s shareholders with the opportunity to redeem up to 34,500,000 Parent Class A Stock pursuant to a Parent Stockholder Redemption; (ii) solicit proxies from holders of Parent Stock to vote at the Special Meeting (as defined below) in favor of (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Mergers), (B) the issuance of shares of Parent Class A Common Stock in connection with the PIPE Investment and the Mergers, (C) the change of the name of Parent to “MP Materials Corp.”, (D) an increase in the number of authorized Parent Stock, (E) amendments to the Parent Organizational Documents to be effective from and after the Closing, including the classification of the Parent Board, (F) the adoption and approval of a new equity incentive plan, attached as Exhibit J hereto (the “Incentive Plan”), (G) the election of the members of the Parent Board in accordance with Section 7.2(e) hereof, and (H) such other matters as mutually agreed upon between the Company and Parent, at a meeting of holders of Parent Class A Stock to be called and held for such purpose (the “Special Meeting”) (the matters set forth in clauses (A) through (H) being referred to herein as the “Parent Stockholder Matters”); (iii) register under the Securities Act the shares of Parent Class A Stock to be issued by Parent in connection with the Transactions; and (iv) file with the SEC financial and other information about the Transactions in accordance with and as required by the Parent Organizational Documents, applicable Legal Requirements and any applicable rules and regulations of the SEC and the NYSE. The S-4 Registration Statement / Proxy Statement will comply as to form and substance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

2.    Authority. Each of the Parties hereby warrants, covenants and represents that it has the full authority to execute this Amendment and that, when executed, this Amendment shall be valid, binding, and legally enforceable against such Party.

3.    Agreement. From and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment. Except as specifically set forth above, the Agreement shall remain unaltered and in full force and effect and the respective terms, conditions and covenants thereof are hereby in all respects ratified and confirmed. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall control.

4.    Governing Law. This Amendment and the consummation thereof, and any action, suit, dispute, controversy or claim arising out of this Amendment and the consummation thereof, or the validity, interpretation, breach or termination of this Amendment and the consummation thereof, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

5.    Counterparts; Electronic Delivery. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above.

FORTRESS VALUE ACQUISITION CORP.

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

FVAC MERGER CORP. I

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: President

FVAC MERGER LLC II

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: President

FVAC MERGER LLC III

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]

FVAC MERGER LLC IV

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: President

MP MINE OPERATIONS LLC

By:	/s/ James H. Litinsky
Name: James H. Litinsky
Title: Co-Chairman

SECURE NATURAL RESOURCES LLC

By:	/s/ Randall Weisenburger
Name: Randall Weisenburger
Title: Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]